Seabulk International Inc.
Non-Qualified Stock Option Agreement
pursuant to the
Amended and Restated Equity Ownership Plan

Grantee: Grant Date: Per Share Exercise Price: Number of Shares: Option Number:	XXXXXXXXX xxxxxxxxxx $xx.xx shares N

Seabulk International Inc., a Delaware corporation (the “Company”), does hereby grant to xxxxxxxxx (the “Grantee”) a Non-Qualified Stock Option (the “Option”) to purchase xxxxxxx shares of Common Stock of the Company (the “Shares”) at a price of XXXXX Dollars and XXXXX ($xx.xx) per share (the “Exercise Price”). This Option is not to be treated as (and is not intended to qualify as) an incentive stock option within the meaning of Section 422 of the Code.

1. Incorporation By Reference; Plan Document Receipt. This Stock Option Agreement is subject in all respects to the terms and provisions of the Amended and Restated Equity Ownership Plan (including, without limitation, any amendments thereto adopted at any time and from time to time if such amendments are expressly intended to apply to the Option covered hereby) (the “Plan”), all of which terms and provisions are made a part of and incorporated in this Stock Option Agreement as if they were each expressly set forth herein. The Grantee hereby acknowledges receipt of a copy of the Plan and that the Grantee has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Stock Option Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms not defined in this Stock Option Agreement shall have the meaning ascribed to them in the Plan.

2. Exercise of this Option.

2.1 This Option shall become exercisable as follows:

(i)	One-third of the shares are vested one hundred percent (100%) on xxxxxxxxx;

(ii)	One-third of the shares are vested one hundred percent (100%) on xxxxxxxx;

(iii)	One-third of the shares are vested one hundred percent (100%) on xxxxxxxx;

(iv) provided in each case that the Grantee is employed by the Company on the vesting date.

2.2 Notwithstanding anything to the contrary contained in this Agreement, in the event of any Termination of Employment, other than by reason of death or Disability, within two years following a change of Control, this Option shall become one hundred percent (100%) Vested and exercisable, except to the extent that the exercisability of the Option would result in an “excess parachute payment” within the meaning of Section 280G of the Code. All or any portion of this Option that does not become vested because exercisability of the Option would result in an “excess parachute payment” shall be canceled. The Committee may, in its sole discretion accelerate the exercisability of any unexercisable portion of this Option at any time.

2.3 Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Stock Option Agreement, this Option shall expire and shall no longer be exercisable on the Tenth anniversary of the grant date.

2.4 In no event shall this Option be exercisable for a fractional share of Common Stock.

3. Method of Exercise and Payment.

3.1 The Grantee shall exercise this Option by delivering to the Company at its principal executive offices, to the attention of its Stock Plan Administrator, on any business day (the “Exercise Date”) a written notice, in such manner and form as may be required by the Company, specifying the number of the Shares the Grantee desires to acquire (the “Exercise Notice”). The Exercise Notice shall be accompanied by payment of the aggregate per share Exercise Price for such number of the Shares to be acquired upon such exercise and the original executed copy of this Stock Option Agreement.

3.2 Payment of the Exercise Price may be made:

(i) in cash;

(ii) by certified or bank cashier’s check payable to the Company;

(iii) by wire transfer;

(iv)	by tender of shares of the Company’s Common Stock that have been held by the Grantee for at least six months prior to the Exercise Date and have an aggregate Fair Market Value on the Exercise Date equal to the Exercise Price, and, if applicable, delivery of powers with all required transfer tax stamps affixed; or

(v) by any combination of the foregoing.

The “Fair Market Value” of a share of the Company’s Common Stock on any Exercise Date shall be:

(i)	for any period during which the Common Stock shall not be listed for trading in a national securities exchange, but when prices for the Common Stock shall be reported by the National Market of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or the Over- the-Counter Bulletin Board Market (“OTCBB”), the last transaction price per share as quoted by the National Market of NASDAQ or the OTCBB;

(ii)	for any period during which the Common Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market of NASDAQ or the OTCBB, but when prices for the Common Stock shall be reported by NASDAQ, the closing bid price as reported by NASDAQ;

(iii)	for any period during which the Common Stock shall be listed for trading on a national securities exchange, the closing price per share of Common Stock on such exchange as of the close of such trading day; or

(iv)	the market price per share of Common Stock as determined by a qualified valuation expert selected by the Board in the event neither (i), (ii), or (iii) above shall be applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the next succeeding day when the markets are open.

3.3 The Company shall deliver to the Grantee a certificate representing Shares registered in the name of the Grantee as soon as practicable following the Exercise Date; provided, however, that the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations and the requirements of any securities exchange or market on which shares of the Company’s Common Stock are traded. If the Committee shall determine that the listing, registration, or qualification of any Shares upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the issuance and delivery of any Shares, such issuance and delivery may be withheld until such listing, registration, or qualification has been effected. If a registration statement is not in effect under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws with respect to any Shares, (i) the Committee may require, as a condition to the issuance and delivery of the Shares, that the Grantee or other recipient represent, in writing, that the Shares are being acquired for investment and not with a view to distribution and agree that the Shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received and opinion of counsel that such disposition is exempt from such requirement under the Securities Act and any applicable state securities laws; (ii) the Company may include on certificates representing Shares such legends referring to the foregoing representations or restrictions or any other applicable restrictions as the Company in its discretion shall deem appropriate; and (iii) the transfer agent of the Company may place a stop transfer notation with respect to the Shares in the stock transfer books of the Company.

4. Termination of Employment.

4.1 If the Grantee’s employment with the Company or any Subsidiary is terminated for any reason, any unexercisable portion of this Option shall terminate on the date of such termination and such portion of this Option shall be canceled by the Company.

4.2. If the Grantee’s employment with the Company or any Subsidiary is terminated for Cause, such Grantee’s rights, if any, to exercise any then exercisable portion of this Option, shall terminate on the date of such termination for Cause and such portion of this Option shall be canceled by the Company.

4.3 If the Grantee’s employment with the Company or any Subsidiary is terminated other than for Cause, such Grantee’s rights, if any, to exercise any then exercisable portion of this Option, shall terminate (i) ninety (90) days after the date of such termination, in the case of termination other than due to death, Disability, Retirement, or Change of Control, (ii) one year following termination due to death, Disability or Retirement or (iii) thirty-six (36) months following termination within two years following a Change of Control, but in no event after expiration of this Option, and thereafter such portion of this Option shall be canceled by the Company.

4.4 Notwithstanding the foregoing, the Committee, in its sole discretion, may determine that all or any portion of this Option, to the extent exercisable immediately prior to any Termination of Employment or as a result thereof, may remain exercisable for an additional specified time period after the period specified in this Section 4 expires (subject to any other applicable terms and provisions of the Plan and this Stock Option Agreement), but not beyond the stated term of this Option as determined under Section 2.3 of this Stock Option Agreement. The portion of this Option that remains exercisable for such additional specified time period may be adjusted by the Committee to reflect the Grantee’s period of service from the date of grant through the date of the Grantee’s Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue exercisability of the Option.

5.	Nontransferability. This Option, and rights and interests herein, are not transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Grantee’s lifetime only by the Grantee, or, in the event of Disability, by the legal representative of the Grantee. Other than as provided with regard to the death of the Grantee, neither this Option nor any right or interest herein shall be subject in any manner to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Grantee, be in any manner liable for or subject to the debts contracts, liabilities, engagements, or torts of the Grantee.

6. Purchase Right.

6.1 If the Grantee terminates employment with the Company or any Subsidiary for any reason, all Shares acquired by the Grantee upon the exercise of this Option are subject, at the election of the Company, to purchase by the Company at a per share price determined pursuant to Section 6.4 (the “Purchase Right”). If the Company elects to exercise the Purchase Right, the Company must make such election within 120 days after the later of (i) the date such Grantee’s employment terminates with the Company or any Subsidiary; or (ii) the date any portion of this Option is exercised. If the Company elects in a timely fashion to exercise the Purchase Right hereunder to purchase such Shares from the terminated Grantee, the Company shall notify the Grantee in writing of its intention to do so (the “Purchase Notice”) and shall set forth in the Purchase Notice the aggregate purchase price payable to such Grantee, as determined in accordance with Section 6.4. No later than 90 days after the date on which the Company notifies the Grantee of its election to exercise its Purchase Right (the “Election Date”), the Company shall pay to the Grantee, without interest, the aggregate purchase price payable by the Company to purchase the Shares pursuant to the Purchase Right.

6.2 The Purchase Notice shall specify the place, time and date for the delivery of the Shares that are the subject of the Purchase Notice. Such delivery shall take place at the principal executive offices of the Company during normal business hours on a business day not less than 15 or more than 90 calendar days after delivery of the Purchase Notice. At the place, time, and date so specified, the Grantee (or his or her estate, designated beneficiary or legal representative, as the case may be) shall deliver certificates for such Shares, duly endorsed for transfer, along with such other instruments of transfer pertaining to such Shares as may be reasonably required by the Committee.

6.3 If the Grantee (or his or her estate, designated beneficiary or legal representative, as the case may be) is obligated to sell any Shares pursuant to the Purchase Right, and such Grantee fails to deliver the certificate(s) or otherwise comply with the terms of this Section 9, the Company will make no payment with respect to such Shares and shall transfer on its records the certificate(s) representing such Shares required to be sold pursuant to this Section 6 and such Shares shall thereupon cease to be held for any purpose by such Grantee. Thereupon all of the rights of such Grantee in and to such Shares shall be deemed transferred to the Company and the Company may thereupon cancel the certificate(s) representing such Shares.

6.4 The purchase price payable by the Company upon the exercise of the Purchase Right shall be determined as follows: (i) if (a) the Grantee’s employment terminates for Cause or (b) if the Grantee resigns without Good Reason, as defined below, prior to expiration, the purchase price for all of such Grantee’s Shares shall be the lower of the Grantee’s cost for such Shares or the Fair Market Value of such Shares on the Election Date; or (ii) in the event that the Grantee terminates employment for any reason other than those indicated in Section 6.4(i), the purchase price for all of such Grantee’s Shares shall be the Fair Market Value of such Shares as of the Election Date.

“Good Reason” means (i) an assignment to the Grantee of any duties materially inconsistent with, or which constitutes a material adverse diminution in, the Grantee’s position, duties, responsibilities or status with the Company, or a material adverse diminution in the Grantee’s reporting responsibilities, title, or offices, or (b) a material breach by the Company of the Grantee’s employment agreement, if any, or any other material agreement between the Company and the Grantee.]

7. Taxes. The Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state, and local withholding taxes prior to the issuance and delivery of certificates evidencing Shares. [The Grantee may pay the withholding tax in cash, or may elect to have the number of Shares issued to the Grantee reduced by the smallest number of whole Shares of stock which, when multiplied by the Fair Market Value of the Shares on the Tax Date (as hereinafter defined) is sufficient to satisfy federal, state, and local withholding taxes (a “Withholding Election”). The Grantee may make a Withholding Election only if the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee. A Withholding Election, once made, is irrevocable.

8. Dividends; No Rights as Stockholder. The Grantee shall not be entitled to receive a cash payment in respect of the Shares underlying this Option on any dividend payment date for the Common Stock. Neither the Grantee nor any other person entitled to exercise this Option under the terms of the Plan shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of Shares issuable on exercise of the Option, unless and until the Exercise Price for the Shares has been paid in full.

9. Entire Agreement; Amendment. This Stock Option Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Stock Option Agreement from time to time in accordance with and as provided in the Plan; provided, however, that no such modification or amendment shall materially adversely affect the rights of the Grantee under this Option without the consent of the Grantee. This Stock Option Agreement may also be modified or amended by a writing signed by both the Company and the Grantee. The Company shall give written notice to the Grantee of any such modification or amendment of this Stock Option Agreement as soon as practicable after the adoption thereof.

10. Notices. Any Exercise Notice or other notice which may be required or permitted under this Stock Option Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

10.1 If such notice is to the Company, to the attention of the Secretary, Seabulk International Inc., 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316 (facsimile No.: 954-760-9891), or at such other address as the Company, by notice to the Grantee, shall designate in writing from time to time.

10.2 If such notice is to the Grantee, at his or her address as shown on the Company’s records, or at such other address as the Grantee, by notice to the Company, shall designate in writing from time to time.

11. Governing Law. This Stock Option Agreement shall be governed by the laws of the State of Delaware, to the extent not preempted by federal law.

12. Compliance with Laws. The issuance of this Option (and the Shares upon exercise of this Option) pursuant to this Stock Option Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act of 1934, as amended, and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the Shares pursuant to this Stock Option Agreement if any such issuance would violate any such requirements.

13. Binding Agreement. This Stock Option Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.

14. Counterparts. This Stock Option Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

15. Headings. The titles and headings of the various sections of this Stock Option Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Stock Option Agreement.

16. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Stock Option Agreement and the Plan and the consummation of the transactions contemplated thereunder.

17. Severability. The invalidity or unenforceability of any provisions of this Stock Option Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Stock Option Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Stock Option Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set his hand, all as of the Date of Grant specified above.

SEABULK INTERNATIONAL INC.

By: Gerhard E. Kurz	Grantee

President, Chief Executive Officer